Exhibit 10.1

Execution Version

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement, dated as of June ___, 2021 (this “Agreement”), is entered into by and among Wallbox B.V., a private company with limited liability incorporated under the Laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), having its official seat in Amsterdam, the Netherlands (“Holdco”) (it being understood that prior to the Exchange Effective Time, the legal form of Holdco will be changed into a public limited liability company (naamloze vennootschap)), Wallbox Chargers, S.L., a Spanish limited liability company (sociedad limitada) (the “Company”), the holders of the Company Ordinary Shares and the holders of the Company Convertible Notes (each such holder, a “Company Shareholder” and collectively, the “Company Shareholders”). Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the business combination agreement dated as of the date of this Agreement (as it may be amended from time to time, the “BCA”) among Holdco, the Company, Orion Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Holdco, and Kensington Capital Acquisition Corp. II, a Delaware corporation (“Kensington”).

WHEREAS, Holdco, the Company, Merger Sub and Kensington are concurrently herewith entering into the BCA;

WHEREAS, each Company Shareholder holds Class A shares of the Company, par value €0.50 per share and/or Class B shares of the Company, par value €0.50 per share (together, the “Company Ordinary Shares”), or Company Convertible Notes, or both;

WHEREAS, the BCA contemplates that on the date to be determined by the board of directors of the Company, which date will be after execution of the BCA and prior to the Convert Exchange (such date, the “Conversion Date”), each Company Convertible Noteholder will convert its Company Convertible Notes in exchange for the issuance of Company Ordinary Shares to be subscribed for by such Company Convertible Noteholder pursuant to the terms of the note purchase agreements related to such Company Convertible Notes (by means of a share capital increase by compensation of credit rights, the “Capital Increase”), upon which any such Company Convertible Noteholder will be deemed to be for all purposes hereunder as holder of Company Ordinary Shares (the “Notes Conversion”);

WHEREAS, the Conversion Date will be set so as to ensure that the Capital Increase at the Company is fully recorded at the Company’s Commercial Registry prior to Closing Date in accordance with section 34 of the Spanish Corporations Act (“Ley de Sociedades de Capital”);

WHEREAS, the BCA contemplates that, on the Closing Date effective as of the Exchange Effective Time, each holder of Company Ordinary Shares (including the Company Ordinary Shares issued upon the Notes Conversion) will contribute its Company Ordinary Shares to Holdco in exchange for the issuance by Holdco of Holdco Ordinary A Shares and/or Holdco Ordinary B Shares (collectively, the “Exchanges”);

WHEREAS, each Company Shareholder wishes to make an in-kind contribution (collective, the “Contributions”) of all of its Company Ordinary Shares (collectively, the “Contributed Shares”) to Holdco against the issuance (collectively, the “Issuances”) by Holdco of new Holdco Ordinary Shares in the numbers, proportions and classes as set forth on Section 3.01(b) of the Company Disclosure Schedule (such schedule, the “Exchange Schedule” and such newly issued Holdco Ordinary Shares, collectively, the “Issued Shares”) and according to the Exchange Ratio to be determined on the Determination Date (as defined in the BCA), with effect on the Exchange Effective Time; and

WHEREAS, each Company Shareholder wishes to pay for the Issuance of the applicable Issued Shares by way of a Contribution of the applicable Contributed Shares, which Contribution includes all the rights, commitments and obligations, known or unknown, which can or could be attached thereto in any manner whatsoever.

NOW THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1.    Consent. Each Company Shareholder and each Company Convertible Noteholder irrevocably consents to the Exchanges and the Contributions contemplated hereby, and each Company Shareholder irrevocably consents to all the transactions contemplated under the BCA and the Ancillary Agreements (as defined in the BCA) to which such Company Shareholder is a party.

2.    Conversion Undertaking. Each of the Company Convertible Noteholders hereby undertakes that on the Conversion Date each of them shall carry out all the actions required to carry out the Notes Conversion. For such purposes, each of the Company Shareholders (including the Company Convertible Noteholders) hereby, in order to approve the Notes Conversion, authorizes and grants powers of attorney to Mr. Enric Asuncion Sousa, so that he may (i) represent each of the Company Shareholders (including the Company Convertible Noteholders) for the purposes of section 183 of the Spanish Corporations Act; (ii) contribute the Convertible Notes on behalf of each Company Convertible Noteholder; and (iii) sign on behalf of the Company Shareholders (including the Company Convertible Noteholders) as applicable the minutes of the general shareholders’ meeting of the Company attached hereto as Annex C (the “Minutes of the General Shareholders’ Meeting”). For these purposes the Noteholders undertake to grant a public deed before Notary Public in favor of Mr. Enric Asuncion Sousa no later than the Business Day immediately preceding the Closing Date.

Mr. Enric Asuncion Sousa hereby undertakes to carry out all necessary actions to implement actions described under (i), (ii) and (iii) above and to follow the instructions by the board of directors of the Company to sign the Minutes of the General Shareholders’ Meeting on the Conversion Date, procure their raising to public document status in accordance with the relevant corporate regulations and file them for the registration at the Commercial Registry the Capital Increase as soon as possible thereafter (the “Conversion Actions”).

Furthermore, Mr. Enric Asuncion Sousa hereby undertakes to follow Kensington’s direct instructions to carry out and implement all of the Conversion Actions if on the date that is 5 days after the date on which the SEC declares effective the registration statement on Form F-4 or a similar form relating to the business combination under the BCA, any of such Conversion Actions have not been carried out for any reason.

The Company Shareholders (including the Company Convertible Noteholders) hereby acknowledge the commitments assumed by Mr. Enric Asunción Sousa in the two previous paragraphs. Furthermore, the Noteholders and Mr. Enric Asunción Sousa hereby undertake to make express reference to the commitments assumed by Mr. Enric Asunción in the two previous paragraphs in the public deed to be granted by the Noteholders before Notary Public in relation with the Conversion Undertaking in favor of Mr. Enric Asuncion Sousa no later than the Business Day immediately preceding the Closing Date.

The Exchange Schedule includes a description and numbering of the Company Ordinary Shares each Company Convertible Noteholder will subscribe for upon the Notes Conversion.

3.    Contribution and Issuance.

(a)    The approvals and authorizations required from the relevant corporate bodies of Holdco under the articles of association and statutory law in respect of the Contributions and the issuances of the Issued Shares shall be obtained by Holdco before the Exchange Effective Time, including the Holdco Shareholder Approval (as defined in the BCA), a resolution of the board of directors of Holdco for the description of the Contributions and an audit statement concerning the value of the Contributions, all in accordance with article 2:94b of the Dutch Civil Code (Burgelijk Wetboek) (the “DCC”);

(b)    Upon the terms and subject to the conditions set forth in the BCA (including Article IX thereof) and in accordance with the provisions of Section 2:94b of the DCC, at the Exchange Effective Time, the Contributions shall be contributed to Holdco;

(c)    The Contributions shall be contributed in full and complete satisfaction of the issuance to the Company Shareholders of the Issued Shares by Holdco;

(d)    Each Company Shareholder and Holdco shall enter into a private deed of issue governed by the laws of the Netherlands for the issuance of such number of Issued Shares to the respective Company Shareholder, in a form and substance reasonably satisfactory to Kensington (the “Dutch Deed of Issue”);

(e)    The Issued Shares shall be issued by Holdco to the Company Shareholders in the numbers, proportions and classes as set forth on the Exchange Schedule and the Company Shareholders shall accept such issuance;

(f)    The Issued Shares shall be issued to the Company Shareholders as fully-paid shares;

(g)    Holdco shall register the applicable Issued Shares in the name of the applicable Company Shareholder in Holdco’s shareholders’ register as at the date of issue;

(h)    Pursuant to sections 104 and 106 of the Spanish Corporations Act, on the Closing Date effective as of the Exchange Effective Time, (i) the Company and all Company Shareholders shall grant a public deed before a Spanish Public Notary confirming and ratifying the transfer of the Contributed Shares to HoldCo under the Exchanges by raising to public document status the Dutch Deed of Issue, (ii) the Company shall grant a public deed declaring the sole shareholder status, and (iii) the Company shall record the transfer of the Company Ordinary Shares in the Shareholders Registry Book (“Libro Registro de Socios”); and

(i)    Each Company Shareholder, prior to the Business Day immediately preceding the Closing Date, shall grant before a Spanish Notary Public a power of attorney in favor of Mr. Enric Asuncion Sousa (in accordance with the template attached hereto as Annex B, which shall include for the avoidance of doubt the authority required to carry out the actions set out in Section 6(a) below), so he shall grant, execute and sign the public deed of transfer of Company Ordinary Shares and execute and sign all necessary public or private documents and carry out all necessary actions to implement the transfer of the Company Ordinary Shares, including any statutory requisite sole shareholder status declaration and UBO notarial deed (such actions collectively, “Transfer Actions”).

4.    Representations and Warranties. Each Company Shareholder represents and warrants that:

(a)    it is the sole lawful owner of the Contributed Shares set forth opposite such Company Shareholder’s name on Exchange Schedule, and that such Contributed Shares are free and clear of any liens, encumbrances, pre-emption rights or other similar rights and are freely transferable and/or assignable to Holdco, and are not subject to any third party rights and that any and all necessary consents for transfer that may be required under (A) any shareholder agreement existing between such Company Shareholder and any other shareholders of the Company or (B) articles of association of the Company, has been complied with or waived;

(b)    with respect to the Contributed Shares that are acquired as a result of the Notes Conversion and as of the Conversion Date, it is the sole lawful owner of such Contributed Shares set forth opposite such Company Shareholder’s name on Exchange Schedule, and that such Contributed Shares are free and clear of any liens, encumbrances, pre-emption rights or other similar rights and are freely transferable and/or assignable to Holdco, and are not subject to any third party rights and that any and all necessary consents for transfer that may be required under (A) any shareholder agreement existing between such Company Shareholder and any other shareholders of the Company or (B) articles of association of the Company, has been complied with or waived;

(c)    with respect to a Company Shareholder who is also a holder of Company Convertible Notes, it is the sole lawful owner of the Company Convertible Notes set forth opposite such Company Shareholder’s name on Exchange Schedule, and that such Company

Convertible Notes are, and the Contributed Shares upon the Notes Conversion of such Company Ordinary Shares will be as of the Conversion Date, free and clear of any liens, encumbrances, pre-emption rights or other similar rights and are freely transferable and/or assignable to Holdco, and are not subject to any third party rights and that any and all necessary consents for transfer that may be required under (A) any shareholder agreement existing between such Company Shareholder and any other shareholders of the Company or (B) articles of association of the Company, has been complied with or waived;

(d)    such Company Shareholder has all necessary power and authority (or, in the case of any Company Shareholder that is a natural person, capacity) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(e)    the execution and delivery by such Company Shareholder of this Agreement, the performance by such Company Shareholder of its obligations hereunder and the consummation by such Company Shareholder of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate, limited liability company, limited partnership, or other entity action, and no other corporate, limited liability company, limited partnership, or other entity actions on the part of such Company Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(f)    this Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the Company and Holdco, constitutes a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms (subject to the Remedies Exceptions);

(g)    its Contribution will not conflict with or violate its organizational or governance documents, conflict with or violate any Law applicable to such Company Shareholder, or result in any breach of any agreement to which it is a party or otherwise bound;

(h)    there is no Action pending or threatened in writing against such Company Shareholder or any property or asset of such Company Shareholder that would prevent, materially delay or materially impede the performance by such Company Shareholder of its obligations under this Agreement;

(i)    no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contribution by such Company Shareholder based on arrangements made by or on behalf of such Company Shareholder;

(j)    (i) it is an “accredited investor” as defined in Rule 501 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or (ii) it is not a U.S. Person and is acquiring the Issued Shares in offshore transactions outside the U.S. pursuant to the requirements of Rule 904 of Regulation S under the Securities Act (“Regulation S”) where the terms “offshore transaction,” “U.S.” and “U.S. Person” have the respective meanings given to them in Regulation S;

(k)    it has received and reviewed all information such Company Shareholder considers necessary or advisable in entering into this Agreement;

(l)    it is acquiring the Issued Shares for its own account and not with a view to the distribution thereof in violation of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; and

(m)    it understands that there are substantial restrictions on the transferability of the Issued Shares and that the certificates or book-entry positions representing the Issued Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS BOOK-ENTRY POSITION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR (3) SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

If it is an acquirer in a transaction that occurs outside the U.S. within the meaning of Regulation S, it acknowledges that until the expiration of the “40-day distribution compliance period” within the meaning of Rule 903 of Regulation S under the Securities Act, any offer or sale of the Issued Shares shall not be made by you to a U.S. person or for the account or benefit of a U.S. person within the meaning of Rule 902 under the Securities Act, except in accordance with all applicable securities laws of the states of the U.S.

In addition, if it is an “affiliate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Holdco, certificates or book-entry positions evidencing the Issued Shares issued to it may bear a customary “affiliates” legend.

5.    Transferability. Each Company Shareholder agrees that, notwithstanding any rights or privileges that the Company Shareholder may have regarding the ability to Transfer (as defined below) any of its Contributed Shares, Company Convertible Notes or Issued Shares

pursuant to applicable Law, the Company Organizational Documents, the Holdco Organizational Documents or any other agreements or arrangements to which the Company Shareholder is a party, not to Transfer any of its Contributed Shares, Company Convertible Notes or Issued Shares before the earlier of the Exchange Effective Time or the termination of the BCA in accordance with its terms, which termination (if applicable), shall be confirmed by the Company to the Company Shareholders at the latest five (5) Business Days following such termination. Each Company Shareholder acknowledges that in addition to the restrictions set forth herein, the Issued Shares may be subject to additional, legal or contractual restrictions with respect to the transferability of such shares, including but not limited to restrictions under U.S. securities laws and pursuant to the Registration Rights and Lock-up Agreement. Any Transfer or attempted Transfer of any Contributed Shares, Company Convertible Notes or Issued Shares in violation of this Section 5 shall be null and void and have no effect towards the Company or Holdco, as the case may be, and the Company and Holdco, as the case may be, shall refuse to record in the shareholders’ register of the Company or Holdco, as the case may be, any Transfer or other transaction made in respect of such Contributed Shares, Company Convertible Notes or Issued Shares and to recognize in that case any right to third parties in or against the Company or Holdco, as the case may be.

For purposes of this Section 5, the “Transfer” of any Contributed Share, Company Convertible Note or Issued Share shall mean the transfer of either or both of the legal and beneficial ownership in such Contributed Share, Company Convertible Note or Issued Share, and/or the grant of an option or right to acquire either or both of the legal and beneficial ownership in such Contributed Share, Company Convertible Note or Issued Share, and shall include: (i) any direction (by way of renunciation or otherwise) by a person entitled to an allotment or issue of any Contributed Share, Company Convertible Note or Issued Share, that such Contributed Share, Company Convertible Note or Issued Share be allotted or issued to some other person; (ii) any sale or other disposition of any legal or equitable interest in a Contributed Share, Company Convertible Note or Issued Share (including any attached voting right) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; (iii) any grant or creation of a Lien over any Contributed Share, Company Convertible Note or Issued Share; and (iv) any agreement, whether or not subject to any conditions, to do any of the foregoing.

6.    Power of Attorney. Each Company Shareholder hereby irrevocably instructs, authorizes and empowers any director of Holdco or any manager of the Company, each of them acting individually, with power of substitution, as such Company Shareholder’s true and lawful agent and attorney-in-fact, to:

(a)    sign and execute on its behalf the Dutch Deed of Issue, register, in its name and on its behalf, the transfer of such Company Shareholder’s Contribution in the share register of the Company and the issuance of such Company Shareholder’s Issued Shares in the shareholders’ register of Holdco, and perform any and all publication or registration formalities that may be necessary in relation to such Contribution of the applicable Contributed Shares and such Issuance of the applicable Issued Shares;

(b)    record the nominal amount of the applicable Issued Shares and the final amount of the applicable share premium of the applicable Issued Shares in the accounts of Holdco as a result of the applicable Exchange;

(c)    take all actions and do such things on behalf and in the name of such Company Shareholder that are necessary or desirable for such Company Shareholder to take or to do in order for the Exchanges, or the other Transactions to occur;

(d)    represent such Company Shareholder at any meeting or any adjourned meeting of the general meeting of shareholders of the Company or Holdco convened for the purpose of implementing any of the Transactions, waive any convening formalities, vote in the name and on behalf of such Company Shareholder on any resolution submitted to said meeting, sign any documents, shareholder proxy, written consent or resolutions, delegate under his own responsibility the present proxy to another representative and, in general, do whatever seems appropriate or useful; and

(e)    agree or amend the form, terms and conditions of, to certify any and all documents as certified true copies and to make, sign, execute and do, and all such deeds, instruments, share registers, agreements, applications, forms, declarations, confirmations, notices, acknowledgements, letters, certificates, minutes, powers-of-attorney, general assignments, and any other documents relating to and required or desirable to implement the Transactions promising ratification.

7.    Termination. This Agreement and the obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the termination of the BCA in accordance with its terms, (b) as to any Company Shareholder, the time of any modification, amendment or waiver of the BCA without such Company Shareholder’s prior written consent that decreases or changes the form of the Aggregate Exchange Consideration payable to Company Shareholders, and (c) the effective date of a written agreement of the parties hereto terminating this Agreement (the time of termination pursuant to this Section 7, whether pursuant to subsection (a), (b), or (c), herein referred to as the “Termination Time”). Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing in this Section 7 shall relieve any party of liability for any breach of this Agreement occurring prior to termination.

8.    Miscellaneous.

(a)    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(a):

if to the Company:

Wallbox Chargers, S.L.

Carrer del Foc, 68

Barcelona, Spain 08038

Attention: Enric Asuncion Sousa

Email: enric@wallbox.com

with a copy to:

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

United States

Attention: Ryan Maierson

Email: Ryan.Maierson@lw.com

and

Plaza de la Independencia 6

28001 Madrid

Spain

Attention: José Antonio Sánchez

Email: Jose.Sanchez@lw.com

if to Holdco:

Wallbox B.V.

Carrer del Foc, 68

Barcelona, Spain 08038

Attention: Enric Asuncion Sousa

Email: enric@wallbox.com

with a copy to:

Latham & Watkins LLP

811 Main Street

Suite 3700

Houston, TX 77002

United States

Attention: Ryan Maierson

Email: Ryan.Maierson@lw.com

Plaza de la Independencia 6

28001 Madrid

Spain

Attention: José Antonio Sánchez

Email: Jose.Sanchez@lw.com

and

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Charles A. Samuelson

Email: chuck.samuelson@hugheshubbard.com

and, if to a Company Shareholder or Company Convertible Noteholder, to the address or email address set forth for the Company Shareholder or Company Convertible Noteholder on the signature page hereof.

(b)    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)    Entire Agreement; Assignment. The BCA and the Ancillary Agreements (including this Agreement) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 8.03(b) of the BCA concerning the Confidential Agreement between the Company and Kensington, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any Company Shareholder without the prior express written consent of each of the Company, Holdco and Kensington.

(d)    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except that Kensington is an intended third party beneficiary and is entitled to rely on the representations, warranties, covenants and remedies set forth herein as if an original party to this Agreement with rights to enforce this Agreement.

(e)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f).

(g)    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Unless the context of this Agreement clearly requires otherwise, use of the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” Defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

(h)    Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and, accordingly, that the parties hereto and Kensington shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(j)    Expenses. Except as set forth in this Section 7(j) or elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(k)    Amendment. This Agreement may be amended in writing by the parties hereto with Kensington’s prior written consent at any time prior to the Exchange Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. This Amendment may not be amended without Kensington’s prior written consent.

(l)    Further Action. At the request of the Company or Holdco, and without further consideration, each Company Shareholder shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WALLBOX B.V.

By:
Print Name:

Title:

WALLBOX CHARGERS, S.L.

By:
Print Name:

Title:

[Signature Page to Contribution and Exchange Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Name of Company Shareholder]

By:
Print Name:

Title:

Address:

Email:

[Signature Page to Contribution and Exchange Agreement]

ANNEX B

SPECIAL POWER OF ATTORNEY On the [day] day of [month], [year], appeared before me, [name of the notary], Notary Public, resident and officiating in [country of the notary].	PODER ESPECIAL El día [day, month and year] comparece ante mí, [name of the notary], Notario Público con residencia y ejercicio en [country of the notary].

[Mr./Mrs.] [appearer’s name], of legal age, of [country of the appearer] nationality, domiciled at [domicile of the appearer] born in [city, country] on [month day, year] and holder of [valid passport number [passport number]/ valid Spanish ID number [Spanish ID number]], (hereinafter, the “Appearer”).	[D./D.ª] [appearer’s name], mayor de edad, de nacionalidad [country of the appearer], con domicilio en [domicile of the appearer] nacido en [city, country], en fecha [day, month and year] y provisto de [pasaporte número [passport number], vigente /DNI número [Spanish ID number], vigente] (en adelante, el “Compareciente”).

[He/She] is acting in [his/her] capacity of [position] and in representation of the company [company name], a company duly organized and incorporated under the laws of [country of the company], with registered office in [registered office of the company], registered with the Commercial Registry of [place of the Commercial Registry] under number [company’s number] (hereinafter [company name] will be referred to as the “Grantor”)[1].	Actúa en su calidad de [position] y representante apoderado de la sociedad [company name], debidamente constituida y existente de conformidad con las leyes vigentes en [country of the company], con domicilio social en [registered office of the company], e inscrita en el Registro Mercantil de [place of the Commercial Registry], bajo el nº [company’s number] (en adelante [company name] se refiere como el “Otorgante”).

[1]	Note to draft: these paragraphs should be adapted if the shareholder is a natural person.

I, Notary Public, certify that the Appearer has presented to me conclusive evidence of the existence of the Grantor, its identification details (specifically, its name, legal form, registered office and corporate purpose) and [his/her] appointment as empowered representative, and that the subject matter of the powers being granted in this power of attorney is included within the corporate purpose of the Grantor.	Yo, el Notario, certifico que el Compareciente ha aportado pruebas concluyentes de la existencia del Otorgante, de sus datos de identificación (en especial, denominación, forma jurídica, domicilio y objeto social) y de su nombramiento como representante apoderado, y que el objeto del presente apoderamiento está incluido en el objeto social del Otorgante.

The Appearer declares that the powers on the basis of which [he/she] appears have not been revoked, suspended or limited and that the circumstances of the Grantor have not changed.	El Compareciente declara que las facultades en base a las que otorga el presente poder no han sido revocadas, suspendidas o limitadas, y que las circunstancias del Otorgante no han cambiado.

On the basis of the above, the Appearer has, in my opinion as Notary Public, the required legal capacity to execute the present power of attorney on behalf of the Grantor. Therefore, the Grantor,

En vista de lo anterior, el Compareciente tiene, a mi juicio, la capacidad legal suficiente para el otorgamiento del presente poder en nombre y representación del Otorgante.

En consecuencia, el Otorgante,

GRANTS:

A special power of attorney, as broad and sufficient as may be necessary in Law, in favor of

•   [Mr./Mrs.] [any person you may consider appropriate, including full name, domicile, nationality and passport number]; and

•   [D./D.ª] [any person you may consider appropriate, including full name, domicile, nationality and passport number];

OTORGA:

Un poder especial, tan amplio y suficiente como en Derecho sea menester, a favor de

•   [D./D.ª] [any person you may consider appropriate, including full name, domicile, nationality and passport number]; y

•   [D./D.ª] [any person you may consider appropriate, including full name, domicile, nationality and passport number];

so that any of them, jointly and severally (“solidariamente”), with [his/her] own signature, in the name and on behalf of the Grantor, may exercise all and any of the following faculties, without limitations:

a.- To grant and sign, execute, ratify and, if applicable, formalize before a Spanish Notary Public of his or her choice, any public or private document for the purposes of confirming, ratifying and implementing the contribution of [number of shares contributed] shares of Class [A/B], numbered from [first number] to [last number], representing [% of share capital] of the share capital of WALLBOX CHARGERS, S.L., a Spanish company with tax identification number (NIF) B-88015649, to para que, cualquiera de ellos, de forma indistinta y solidaria pueda, por cuenta del Otorgante y en su nombre y representación, ejercer todas y cada una de las siguientes facultades, sin limitaciones:

a.- Otorgar y firmar, suscribir, ratificar y, en su caso, formalizar ante Notario español de su elección, cualesquiera documentos públicos o privados a los efectos de confirmar, ratificar y perfeccionar la aportación de [number of shares contributed] participaciones sociales de Clase [A/B], numeradas de la [first number] a la [last number], representativas del [% of share capital] del capital social de WALLBOX CHARGERS, S.L., sociedad de nacionalidad española con NIF B-88015649,

[HoldCo], a Dutch company against the issuance of its shares pursuant to the Contribution and Exchange Agreement, entered into on [date], all this in the terms and conditions the representative may consider necessary or convenient.	realizada en favor de [HoldCo], sociedad de nacionalidad holandesa de la que recibirá acciones como contraprestación en virtud del Contrato de Contribución y Canje (Contribution and Exchange Agreement), suscrito en fecha [date], todo ello en los términos y condiciones que el representante considere necesarios o convenientes.

b.- To carry out as many actions as may be required or convenient for the effective transfer of shares foreseen in paragraph a) above.	b.- Realizar cuantos actos sean necesarios o convenientes para la efectiva transmisión de participaciones contemplada en la facultad a) anterior.

c.- To carry out any other lawful acts and to grant whichever public or private documents, that may be necessary or convenient for the acceptance, granting, ratification, release, amendment, complementation, rectification, or clarification and, if necessary, enforcement of the documents referred to in the previous paragraphs, until the total contribution of the abovementioned shares.	c. Llevar a cabo cualesquiera otros actos legítimos y otorgar cualesquiera otros documentos públicos o privados, necesarios para la aceptación, otorgamiento, ratificación, cancelación, modificación, complementación, subsanación, o clarificación y, en caso de que sea necesario, ejecución de los documentos referidos en los apartados anteriores, hasta la total aportación de las citadas participaciones sociales.

d.- To carry out as many acts as may be required or convenient to exercise the above-mentioned powers, being able to appear to this effect before any kind of public or private officer,	d.- Realizar cuantos actos sean necesarios o convenientes para el ejercicio de las facultades anteriormente mencionadas, pudiendo a tal efecto comparecer ante cualquier tipo de

stockbroker, bank entity, notary, commercial registrar, being authorized to present petitions before any kind of entity including the tax authorities and/or the Spanish foreign investments authorities (Dirección General de Comercio Internacional e Inversiones), to substitute this power and to grant and sign any private or public documents they may deem convenient, and to obtain any copies, even certified copies, of any public or private documents, including this power of attorney.	funcionarios, agencias de valores, instituciones bancarias, notarios, registradores, estando autorizado para presentar solicitudes ante cualquier organismo incluyendo la administración fiscal y/o la Dirección General de Comercio Internacional e Inversiones y para sustituir el presente poder y otorgar y firmar cuantos documentos públicos o privados crea convenientes, así como para obtener copias, aún auténticas, de cualesquiera documentos públicos o privados, incluyendo el presente poder.

e.- To carry out as many statements as necessary in order to duly identify the real owner of the Grantor pursuant to Law 10/2010 of 28 of April and the Royal Decree 304/2014 of 5 May for the prevention of money laundering and the financing of terrorism as required by the Spanish Law.	e.- Realizar las declaraciones que sean necesarias para la debida identificación del titular real de la Poderdante conforme a la Ley 10/2010, de 28 de abril y al Real Decreto 304/2014 de 5 de mayo, de prevención del blanqueo de capitales y de la financiación del terrorismo, conforme sea requerido por las leyes españolas.

f.- Appear before the Spanish tax authorities in order to request, on behalf of the Grantor, its Tax Identification Number.	f.- Comparecer ante los órganos de la Administración Tributaria a los efectos de solicitar, en nombre y por cuenta del Otorgante, su Número de Identificación Fiscal.

g.- Being expressly authorized to have or represent interests which are equal or contrary to those of the Grantor and/or the company, including the faculty of self-contracting.	g.- Se le autoriza expresamente para representar intereses iguales, análogos o contrarios a los del Otorgante, incluyendo la facultad de autocontratar.

The Grantor hereby undertakes to confirm and ratify, if so requested by the persons empowered by this document, each and every action taken by these persons by virtue of this power of attorney, and to indemnify them for any cost, loss or damage they may incur or suffer as a consequence of such actions.	El Otorgante se compromete a confirmar y ratificar, si es requerido para ello por las personas apoderadas en el presente documento, todas y cada una de las actuaciones realizadas por dichas personas en virtud de este poder, así como a indemnizar a tales personas, por cualesquiera costes, daños y perjuicios que se pudieran derivar para las mismas como consecuencia de dichas actuaciones.

It is agreed to submit all conflicts arising from or related to this power of attorney to the Spanish courts of the city of Barcelona, and to waive any other jurisdiction to which they may be entitled.	Se acuerda someter toda cuestión litigiosa derivada o relacionada con este poder a los juzgados y tribunales españoles de la ciudad de Barcelona, con renuncia expresa al propio fuero, si otro correspondiere.

This, the Grantor states and grants in my presence, and after reading this instrument to him, I certify that the Grantor ratifies the contents thereof and signs with me. Likewise, I certify that in the execution of this document all the forms and solemnities required by the Law in force in the place of its execution have been fulfilled.	Así lo dice y otorga el Otorgante en mi presencia y, tras leer este documento, el Otorgante lo encuentra conforme y ratifica su contenido, firmándolo conmigo de lo cual yo, el Notario, doy fe. Asimismo doy fe de que en su redacción se han respetado todas las formas y solemnidades requeridas por la Ley del lugar del otorgamiento.

I certify that I know the personal particulars of the Appearer from his statements and from his/her valid personal documentation, which he shows to me.	Doy fe de conocer las circunstancias personales del Compareciente por sus declaraciones y por los documentos vigentes que me exhibe.

In [place], on [date]	En [place], a [date]

Signed by: Mr./Mrs. [appearer’s name]	Firmado por: D./D.ª [appearer’s name]

[Signature of the Appearer]	[Signature of the Appearer]

In the presence of:	En presencia de:

[Signature of Notary Public]	[Signature of Notary Public]

NOTARIAL CERTIFICATE[2]

I, [name of the notary] Notary Public of [country of the notary], DO HEREBY CERTIFY that (i) the forms and solemnities required under the laws of [country of the notary] for the granting of this power of attorney have been complied with; (ii) that [name of the grantor] is an existing company duly incorporated under the laws of [country of the company]; and (iii) that [name of the appearer] has executed this document in the name and on behalf of [name of the grantor], and that he/she has due capacity to validly execute this power of attorney.

CERTIFICADO NOTARIAL

Yo, [name of the notary], Notario Público de [country of the notary], DOY FE de que (i) se han cumplido los requisitos formales exigibles de acuerdo con las leyes de [country of the notary] para el otorgamiento de los poderes; (ii) que [name of the grantor] es una sociedad existente y debidamente constituida e inscrita de acuerdo con las leyes de [country of the company]; y (iii) que [name of the appearer] ha otorgado el presente documento en nombre y representación de [name of the grantor], y que posee las facultades necesarias para otorgar válidamente el presente poder.

[Date] [Signature of Notary Public]	[Date] [Signature of Notary Public]

[Legalization of Notary’s signature by means of “Apostille” for member countries of the Hague Convention of October 5, 1961.]

[2]	Note to draft: this will only be required if the PoA is granted in any country other than Spain.

ANNEX C

[To be included]